 Exhibit 4.1

NEITHER THE NOTES OR WARRANTS NOR THE SECURITIES UNDERLYING THE NOTES AND WARRANTS, TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SUBSCRIPTION AGREEMENT

Name of Subscriber ______________________

AMP Holding Inc.

100 Commerce Drive

Loveland, Ohio 45140

Ladies and Gentlemen:

1.                  Subscription.  I (sometimes referred to herein as the “Investor”) hereby subscribe for and agree to purchase the principal amount of Notes and Warrants (each as defined below and collectively with the shares of common stock issuable upon conversion or exercise, the “Securities”) set forth on the signature page hereto of AMP Holding Inc., a Nevada corporation (the “Company”), on the terms and conditions described herein and in Exhibits A, B and C hereto (collectively, the “Offering Documents”).  Terms not defined herein are as defined in the Offering Documents.  The minimum principal amount of Notes to be issued to Investors is $100,000; provided that the Company may accept subscriptions for a lesser amount at its sole discretion.  There is no minimum offering.  The maximum offering is $4,000,000 in principal amount of Notes.

2.                  Description of Notes and Warrants.

a.                   Description of Notes. Each Note (the “Note”) is a unsecured obligation of the Company bearing interest at the rate of 14% per annum, such interest payable on the maturity date, which is 12 months from issuance; provided that the principal and interest of the Note shall be automatically converted into Company common stock (“Common Stock”) on the Share Increase Approval Date (defined below), without further action from the Investor, at an initial conversion price equal to $0.14 per share (the “Conversion Price”). The “Share Increase Approval Date” means the date the Company amends its certificate of incorporation to authorize 500,000,000 shares of Common Stock or such other amount of shares of common stock to allow for the full conversion of the Notes and exercise of the Warrants. A form of the Note is attached as Exhibit B hereto.

b.                  Warrant. Upon the purchase of the Notes, each investor shall also receive a five-year warrant, initially exercisable upon the Share Increase Approval Date, to purchase a number of shares of Common Stock equal to 50% of the principal amount of the holder’s Notes divided by the Conversion Price at an exercise price equal to the Conversion Price (the “Warrant”).  The form of the Warrant is attached as Exhibit C hereto.

c.                   Shareholder Meeting. The Company shall hold a special or annual meeting of shareholders of the Company (the “Shareholder Meeting”) no later than March 31, 2015 (the “Shareholder Meeting Deadline”), soliciting its shareholders affirmative vote at the Shareholder Meeting for approval of a resolution amending the Company’s certificate of incorporation to authorize 500,000,000 shares of Common Stock or such other amount of shares of common stock to allow for the full conversion of the Notes and exercise of the Warrants (such affirmative approval is referred to herein as the “Share Increase Approval”). The Company shall use its best efforts to solicit its shareholders’ approval of the Share Increase Approval and to cause the board of directors of the Company to recommend to the shareholders that they approve the Share Increase Approval. In the alternative, the Company is permitted to obtain the Shareholder Increase Approval by written consent followed by the filing and mailing of a Schedule 14C Information Statement. If, despite the Company’s best efforts the Share Increase Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company shall cause an additional Shareholder Meeting to be held every three (3) months thereafter until such Share Increase Approval is obtained. Within one business day after receipt of the Share Increase Approval, the Company will file an amendment with the Secretary of State of Nevada effecting the Share Increase Approval.

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3.                  Purchase; Placement Agent.

a.                   I hereby tender to Cross River Bank, the escrow agent, a check or wire transfer (information to be provided to me on my request) made payable to “Cross River Bank as Escrow Agent For AMP Holding Inc.” for such principal amount of Notes indicated on the signature page hereto, an executed copy of this Subscription Agreement and an executed copy of my Investor Questionnaire attached as Exhibit A hereto.

b.                  This offering will continue until the earlier of (a) the sale of $4,000,000 in principal amount of Notes or (b) December 31, 2014, unless extended without notice by the Company for up to two (2) additional 30-day periods (the “Termination Date”).  Upon the earlier of a Closing (defined below) for my subscription or completion of the offering, I will be notified promptly by the Company as to whether my subscription has been accepted by the Company.

c.                   The Company has engaged Dawson James Securities, Inc. (“Dawson”) to act as placement agent for this offering and will pay to Dawson a placement agent fee of 8.0% of the gross proceeds received in the offering; provided, however, this fee will be reduced to 4.5% of the gross proceeds received in the offering on any investment by an existing shareholder or investor of the Company. Dawson will also be entitled to a non-accountable expense allowance equal to 1.0% of the gross proceeds received in the offering. As additional compensation for Dawson’s services, the Company shall issue to Dawson or its designees at the closing of the offering warrants (the “Placement Agent’s Warrants”) to purchase shares of Common Stock equal to 9% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants at a price per share equal to $0.14.

4.                  Acceptance or Rejection of Subscription.

a.                   I understand and agree that the Company reserves the right to reject this subscription for the Securities, in whole or in part, for any reason and at any time prior to the Closing (defined below) of my subscription.

b.                  In the event of the rejection of this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Subscription Agreement shall have no force or effect.  In the event my subscription is accepted and the offering is completed, the subscription funds shall be released to the Company.

5.                  Closing.  The closing (“Closing”) of this offering may occur any time and from time to time before the Termination Date.  There is no minimum offering.  The Notes and the Warrants subscribed for herein shall not be deemed issued to or owned by me until one copy of this Subscription Agreement has been executed by me and countersigned by the Company and the Closing with respect to such Notes and Warrants has occurred.

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6.                  Disclosure.  Because this offering is limited to accredited investors as defined in Section 2(a)(15) of the Securities Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Section 4(2) of the Securities Act and applicable state securities laws, the Securities are being sold without registration under the Securities Act. I acknowledge receipt of the Offering Documents and represent that I have carefully reviewed and understand the Offering Documents, including its exhibits. I have received all information and materials regarding the Company that I have requested. I fully understand that the Company has a limited financial and operating history and that the Securities are speculative investments, which involve a high degree of risk of the loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Securities and I am qualified by my knowledge and experience to evaluate investments of this type. I have carefully considered the potential risks relating to the Company and purchase of its Securities and have, in particular, reviewed each of the risks set forth in the Offering Documents, including, without limitation, the risk factors set forth in the Company’s publicly available filings. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Securities.

7.                  Investor Representations and Warranties.  I acknowledge, represent and warrant to, and agree with, the Company as follows:

a.                   I am aware that my investment involves a high degree of risk as disclosed in the Offering Documents and have read carefully the Offering Documents and I understand that by signing this Subscription Agreement I am agreeing to be bound by all of the terms and conditions of the Note and the Warrant, which are included in the Offering Documents.

b.                  I have carefully read the Form 10-K Annual Report for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2014 (the "10K") and the Form 10-Q Quarterly Report for the quarter ended June 30, 2014 filed on August 14, 2014 (the “10Q” or the “Reports”), which can be found on www.sec.gov, as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are contained in the Reports as well as additional Risk Factors attached hereto as Exhibit D. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this offering, the Reports and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The undersigned understands the Reports and the associated Risk Factors, and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Reports and the associated Risk Factors with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Reports and the associated Risk Factors. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Reports and the associated Risk Factors. The undersigned does not desire to receive any further information.

c.                   I acknowledge and am aware that there is no assurance as to the future performance of the Company.

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d.                  I acknowledge that there may be certain adverse tax consequences to me in connection with my purchase of the Securities, and the Company has advised me to seek the advice of experts in such areas prior to making this investment.

e.                   I am purchasing the Securities for my own account for investment purposes and not with a view to or for sale in connection with the distribution of the Notes, the Warrants, or the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, nor with any present intention of selling or otherwise disposing of all or any part of the foregoing securities.  I agree that I must bear the entire economic risk of my investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available.  I hereby authorize the Company to place a legend denoting the restrictions on the Notes and Warrants that may be issued to me, as well as the securities issuable upon conversion of the Notes or exercise of the Warrants.

f.                   Except as described in my Investor Questionnaire, I am not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); I am not and have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any company, firm, or other entity which is a member of FINRA; and I do not own any stock or other interest in any member of FINRA (other than interests acquired in open market purchases).

g.                   I recognize that the Securities, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment.  I believe that the investment in the Securities is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

h.                  I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Offering Documents, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Securities and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.

i.                    I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.  I have not utilized any person as my purchaser representative as defined in Regulation D under the Securities Act in connection with evaluating such merits and risks.

j.                    I have relied solely upon my own investigation in making a decision to invest in the Company.

k.                  I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Offering Documents.  I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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l.                    I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction.

m.                I have been provided an opportunity to obtain any additional information concerning the offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

n.                  I am an “accredited investor” as defined in Section 2(a)(15) of the Securities Act and in Rule 501 promulgated thereunder and have attached the completed Accredited Investor Questionnaire to indicate my “accredited investor” category.  I can bear the entire economic risk of the investment in the Securities for an indefinite period of time and I am knowledgeable about and experienced in investments in the equity securities of early stage publicly traded companies.  I am not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such securities.

o.                  I understand that (1) the Notes, the Warrants and the underlying securities have not been registered under the Securities Act, or the securities laws of certain states in reliance on specific exemptions from registration, (2) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company and (3) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

p.                  I understand that (1) since neither the offer nor sale of the Securities has been registered under the Securities Act or the securities laws of any state, the Notes may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available, and (2) it is not anticipated that there will be any market for the resale of the Notes or underlying securities.

q.                  I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

r.                    If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

s.                   The information contained in my Investor Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information prior to the Closing of the offering, I will furnish such revised or corrected information to the Company.  I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription and any agreements made in connection herewith shall survive my death or disability.

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8.                  Indemnification.  I hereby agree to indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents, and counsel against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys’ fees) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement or my Investor Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein or therein.

9.                  Severability.  In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.              Choice of Law; Forum.  This Subscription Agreement shall be governed by the laws of the State of Ohio as applied to contracts entered into and to be performed entirely within the State of Ohio and the undersigned hereby consents to the jurisdiction of the courts of the State of Ohio and the United States District Courts situated in Hamilton County, Ohio.

11.              Counterparts.  This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Subscription Agreement may be by actual or facsimile signature.

12.              Benefit.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto.

13.              Notices and Addresses.  All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar courier delivery, as follows:

Investor:

At the address designated on the signature

page of this Subscription Agreement.

                                The Company:

AMP Holding Inc.

Attn: CEO

100 Commerce Drive

Loveland, Ohio 45140

or to such other address as any of them, by notice to the others may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be conclusive evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

14.              Entire Agreement.  This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

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15.              Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

16.              Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Notes.

17.              Acceptance of Subscription.  The Company may accept this Subscription Agreement at any time for all or any portion of the Notes subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

18.              Inconsistencies.  If there are any inconsistencies between this Subscription Agreement and the Note, the terms of the Note shall govern.

RESIDENTS OF ALL STATES: THE NOTES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE NOTES ARE SUBJECT TO REGISTRATIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THI S OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR FLORIDA RESIDENTS: THE SECURITIES OFFERED HEREBY WILL BE SOLD, AND ACQUIRED, IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. PURSUANT TO SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN SALES ARE MADE TO FIVE (5) OR MORE PERSONS (EXCLUDING ACCREDITED INVESTORS) IN THE STATE OF FLORIDA, ANY SALE IN THE STATE OF FLORIDA MADE PURSUANT TO SECTION 517.061(11) OF SUCH ACT IS VOIDABLE BY THE PURCHASER IN SUCH SALE (WITHOUT INCURRING ANY LIABILITY TO THE COMPANY OR TO ANY OTHER PERSON OR ENTITY) EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO VOID HIS PURCHASE, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS INDICATED HEREIN. ANY SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THREE (3) DAY PERIOD. IT IS PRUDENT TO SEND ANY SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO HAVE EVIDENCE OF THE TIME THAT IT WAS MAILED. SHOULD A PURCHASER MAKE THIS REQUEST ORALLY, THAT PURCHASER MUST ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED. IF NOTICE IS NOT RECEIVED WITHIN THE TIME LIMIT SPECIFIED HEREIN, THE FOREGOING RIGHT TO VOID THE PURCHASE SHALL BE NULL AND VOID.

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THE PRINCIPAL AMOUNT OF NOTES SUBSCRIBED FOR HEREBY IS:

$________________

Manner in Which Title is to be Held.  (check one)

—     Individual Ownership —     Community Property

—     Joint Tenant with Right of Survivorship (both parties must sign)

—     Partnership —     Tenants in common

—     Corporation Trust —     IRA or Keogh

—     Other (please indicate)

Dated: __________________________
INDIVIDUAL INVESTORS	ENTITY INVESTORS
Name of entity, if any

Signature (Individual)	By: _____________________________
*Signature
Its: _____________________________
Signature (Joint) (all record holders must sign)	Title:____________________________

Name(s) Typed or Printed	Name Typed or Printed
Address to Which Correspondence Should be Directed	Address to Which Correspondence Should be Directed

City, State and Zip Code	City, State and Zip Code

Tax Identification or Social Security Number	Tax Identification or Social Security Number

*

If Notes and Warrants are being subscribed for by any entity, the Certificate of Signatory on the next page must also be completed

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms on _____ day of ___________________, 2014.

AMP HOLDING INC.

Dated:	By:_______________________________
Name: Stephen Burns
Its: Chief Executive Officer

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CERTIFICATE OF SIGNATORY

(To be completed if Notes are being subscribed for by an entity)

I, ____________________________, the __________________________________

(name of signatory) (title)

of ________________________________________ (“Entity”), a ________________________

(name of entity) (type of entity)

hereby certify that I am empowered and duly authorized by the Entity to execute the Subscription Agreement and to purchase the Notes, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ______ day of ____________, 2014.

(Signature)

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Exhibit A

ACCREDITED INVESTOR QUESTIONNAIRE

Purpose of this Questionnaire

The Notes (the “Notes”) of AMP Holding Inc., a Nevada corporation (the “Company”) are being offered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state, in reliance on the exemptions contained in Sections 4(2) and 4(6) and Regulation D Rule 506 of the 1933 Act and on similar exemptions under applicable state laws. Under Sections 4(2) and 4(6) and Regulation D Rule 506 and/or certain state laws, the Company may be required to determine that an individual, or an individual together with a “purchaser representative,” or each individual equity owner of an investing entity meets certain suitability requirements before selling the Notes to such individual or entity.  THE COMPANY MAY, AT ITS ELECTION, NOT SELL NOTES TO A SUBSCRIBER WHO HAS NOT COMPLETELY FILLED OUT THIS QUESTIONNAIRE.  This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security.

Instructions

One (1) copy of this Questionnaire should be completed, signed, dated, and delivered to the Company.

Please Answer All Questions

If the appropriate answer is “None” or “Not Applicable,” so state.  Please print or type your answers to all questions.  Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times; however, the Company may present this Questionnaire to such parties as it deems appropriate, including its counsel, in order to assure itself that the offer and sale of the Notes will not result in a violation of the registration provisions of the 1933 Act or a violation of the securities laws of any state.

(1) Please provide the following personal information:

Name: __________________________________	Age:_____________________

Residence Address (including zip code): ___________________________________________________________

Telephone Numbers:

Residence: ______________________________	Business: ________________

Email Address:____________________________	Cell Phone:_______________

(2) Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, the principal business of your employer, the principal activities under your management or supervision, and the scope (e.g., dollar volume, industry rank, etc.) of such activities.

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(3) Please provide the following information concerning your financial experience.

3.1 Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

	Substantial Experience	Limited Experience	No Experience
Marketable Securities
Private Placements
Limited Partnerships
Initial Public Offering

3.2 Indicate by check mark whether or not you maintain any of the following types of accounts over which you, rather than a third party, exercise investment discretion, and the length of time you have maintained each type of account.

Securities (cash) Yes  _____ No  _____

Number of years _____

Securities (margin) Yes  _____ No  _____

Number of years ______

(4) I am an accredited investor (as defined in Rule 501 (a) of Reg. D) because (check each appropriate description):

______	I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000 (excluding the value of my residence).

_____	I am a natural person who had individual income exceeding $200,000 in each of the two most recent years or joint income with my spouse exceeding $300,000 in each of those years and I have a reasonable expectation of reaching the same income level in the current year.

_____	I am a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_____	I am an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Notes, with total assets exceeding $5,000,000.

______	I am a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Notes, with total assets exceeding $5,000,000.

______	I am a trust, not formed for the specific purpose of acquiring the Notes, with total assets exceeding $5,000,000 and whose purchase is directed by a “sophisticated person,” as defined in Rule 506(b)(2)(ii) of Reg. D.

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(For the purposes of this questionnaire, a “sophisticated person” means any person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.)

_____	I am an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and (i) investment decisions for such plan are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, savings and loan association, insurance company or registered investment advisor or (ii) such plan has total assets exceeding $5,000,000 or (iii) if a self directed plan, investment decisions are made solely by accredited investors.

______	I am an entity in which all of the equity owners are accredited investors.

(5) Check, if appropriate:

_____	I hereby represent and warrant that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of any prospective investment in the Company.

(6) If you did not check the box to Question 5, please answer the following additional questions:

6.1 Please describe any pre-existing personal or business relationship that you have with the Company or any of its officers and directors.

6.2 Please describe any business or financial experience that you have had that would allow the Company to reasonably conclude that you are capable of protecting your interests in connection with your prospective investment in the Company.  If none, so state.

6.3 If your answer to Question 6.2 above was “None,” in order to evaluate the merits and risks of the investment, will you be relying upon the advice of any other person(s) who will be acting as your purchaser representative(s)?  Yes  ____  No  ____

If “yes,” please identify each such person and indicate his business address and telephone number in the space below (each such person must complete, and you must review and acknowledge, a separate purchaser representative questionnaire which will be supplied at your request and which must be returned to the Company prior to the sale of any Notes to you).

(7) By signing this Questionnaire, I hereby confirm the following statements:

I am aware that the offering of the Notes will involve securities for which no market currently exists, thereby requiring any investment to be maintained for an indefinite period of time, and I have no need to liquidate the investment.

I acknowledge that any delivery to me of any documentation relating to the Notes prior to the determination by the Company of my suitability as an investor shall not constitute an offer of the Notes until such determination of suitability shall be made, and I agree that I shall promptly return all such documentation to the Company upon request.

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Neither I nor any of my associates or affiliates: (i) are a member or a person associated with a member firm of FINRA, (ii) own any stock or other securities of any FINRA member, or (iii) made subordinated loans to any FINRA member.

My answers to the foregoing questions are true and complete to the best of my information and belief, and I will promptly notify the Company of any changes in the information I have provided.

I also understand and agree that, although the Company will use its best efforts to keep the information provided in answers to this Questionnaire strictly confidential, the Company may present this Questionnaire and the information provided in answers to it to such parties as it may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the private placement or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which it or they are or may be bound.

I realize that this Questionnaire does not constitute an offer by the Company to sell the Notes but is merely a request for information.

Printed Name

Signature

Social Security Number or
Employee Identification Number

Date and Place Executed:

Date:_________________________________	Place:______________________________

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Exhibit D

Additional Risk Factors

Risks Related to our Stockholders and Shares of Common Stock

You may not convert the Notes or exercise the Warrants unless we have increased our authorized shares of common stock of which there is no guarantee. If we are unable to increase our authorized shares of common stock, your investment may be rendered worthless.

We presently do not have the required authorized shares of common stock to provide for the conversion of the Notes and the exercise of the Warrants. The Company intends to start the process by which it will increase its authorized shares of common stock. However, in order to implement such increase, we will need to obtain the vote of a majority of our stockholders and comply with SEC proxy rules of which there is no guarantee. Accordingly, if we are not able to obtain the required vote or comply with the SEC proxy rules, you will not be entitled to convert you Notes or exercise your Warrants potentially rendering or limiting your investment worthless.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock over the past few years. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

There are restrictions on the transferability of our securities.

Existing shareholders and investors that participate in this Offering cannot offer, sell, pledge or otherwise transfer the Shares unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. If you are not an affiliate of our company, you may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions, starting six months after the closing of the financing.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws. There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of our availability.

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If we fail to remain current on our reporting requirements, we could be removed from the OTCBB and the OTCQB which would limit the ability of Broker-Dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Markets-OTCQB, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTCQB, which may have an adverse material effect on our Company.

Our Common Stock trades in a limited public market; accordingly, investors face possible volatility of share price.

Our common stock is quoted on the OTCQB, which provides significantly less liquidity than a securities exchange (such as the New York Stock Exchange) or an automated quotation system (such as the NASDAQ National Market or NASDAQ Capital Market). We cannot give assurance that we will be able to meet the listing standards of any stock exchange, such as the NYSE or the Nasdaq National Market, or that we will be able to maintain any such listing. Such exchanges require companies to meet certain initial listing criteria including certain minimum bid prices per share. We may not be able to achieve or maintain such minimum bid prices or may be required to effect a reverse stock split to achieve such minimum bid prices. Our common stock is currently quoted on the OTCQB. Until our common stock is listed on an exchange, we expect that it will continue to be quoted on the OTCQB. In this venue, however, an investor may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our common stock to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would make it more difficult for us to raise additional capital.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Authorization of Preferred Stock.

Our Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

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A small number of existing shareholders own a significant amount of our Common Stock, which could limit your ability to influence the outcome of any shareholder vote.

Our executive officers, directors and shareholders holding in excess of 5% of our issued and outstanding shares, beneficially own over 42% of our Common Stock, before giving effect to the Offering. Under our Articles of Incorporation and Nevada law, the vote of a majority of the shares outstanding is generally required to approve most shareholder action. As a result, these individuals will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers or other significant corporate transactions.

You may incur significant dilution as a result of any in connection with any potential acquisition by the Company.

Although the Company is not currently considering an acquisition, if the Company closes on an acquisition, the Company will be required to issue securities. Depending on the valuation of each of the entities, your investment may incur significant dilution.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Risks Related to this Offering

An investment in the Securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company may offer financing terms to institutional investors.

The Company requires the proceeds from this Offering to continue operations. Management believes that the net proceeds from this Offering will satisfy the Company's current cash requirements, however, the Company will be required to raise additional capital. As such, the Company may also offer financing terms to institutional investors or otherwise and such terms might be more favorable than the terms provided to investors in this Offering. In addition, the Company may raise significant capital in the future through a public offering which will result in significant dilution.

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